Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On April 18, 2026, QXO, Inc. (“QXO” ) entered into an Agreement and Plan of Merger (the “TopBuild Merger Agreement”), with TopBuild Corp., a Delaware corporation (“TopBuild”), Titanium MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of QXO (“Titanium Merger Sub”) and Titanium MergerCo 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of QXO (“Forward Merger Sub”). Pursuant to the TopBuild Merger Agreement, each share of TopBuild’s common stock issued (other than certain excluded shares, cancelled shares and dissenting shares) and outstanding immediately prior to the effective time of the merger of Titanium Merger Sub with and into TopBuild, will be automatically converted into the right to receive, at the election of the holder, one of the following forms of consideration: (i) an amount in cash equal to $505.00 (the “TopBuild Cash Consideration”) or (ii) 20.200 shares of QXO common stock, par value $0.00001 per share (“common stock”) (the “TopBuild Stock Consideration”), subject, in each case, to proration as described in the TopBuild Merger Agreement (the “TopBuild Acquisition”). The TopBuild Acquisition will be funded through the TopBuild Series C Preferred Stock Issuance (as defined below), proceeds from the issuance of certain debt instruments as defined below (“TopBuild Debt Financings” and, collectively with the TopBuild Series C Preferred Stock Issuance, the “TopBuild Acquisition Financings”) and cash on hand.

On February 10, 2026, QXO entered into an Agreement and Plan of Merger (the “Kodiak Merger Agreement”), with Kodiak Building Partners Inc., a Delaware corporation (“Kodiak”), Juno Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of QXO (“Juno Merger Sub”), and CSC Shareholder Services LLC, in its capacity as shareholder representative (the “Shareholder Representative”). QXO paid to equity holders of Kodiak (“Kodiak Stockholders”), subject to adjustments in net working capital, closing date indebtedness, closing date cash and cash equivalents and transaction expenses, an amount in cash equal to $2.0 billion plus 13.2 million shares (the “Consideration Shares”) of QXO common stock. On April 1, 2026 (the “Kodiak Closing Date”), pursuant to the Kodiak Merger Agreement, and upon the terms and subject to the conditions thereof, Juno Merger Sub merged with and into Kodiak (the “Kodiak Acquisition”), with Kodiak surviving the merger as an indirect, wholly-owned subsidiary of QXO.

In January 2026, QXO entered into an investment agreement (the “January 2026 Investment Agreement” or “Series C Convertible Preferred Investment”) with AP Quince Holdings, L.P., a fund managed by affiliates of Apollo Global Management, Inc., and the other investors party thereto, pursuant to which such investors committed until July 15, 2026 (the “Initial Commitment Period”) to purchase up to 300,000 shares of a new series of Series C Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), for an aggregate gross purchase price of $3.0 billion to fund one or more qualifying acquisitions, defined as an acquisition with an aggregate purchase price exceeding $1.5 billion or an acquisition that has been approved by QXO’s board of directors (the “Board”) as a Qualifying Acquisition (a “Qualifying Acquisition”). The Initial Commitment Period will be extended with respect to the commitment for a Qualifying Acquisition up to an additional 12 months if a definitive acquisition agreement for such Qualifying Acquisition is executed before the expiration of the Initial Commitment Period. On April 1, 2026, QXO issued 200,000 shares of the Series C Preferred Stock (the “Kodiak Series C Preferred Stock Issuance”) to fund the $2.0 billion cash consideration for the Kodiak Acquisition, which was deemed to be a Qualifying Acquisition. QXO expects to issue the remaining 100,000 shares of Series C Preferred Stock (the “TopBuild Series C Preferred Stock Issuance”) and use the $1.0 billion proceeds received to fund part of the TopBuild Cash Consideration.

Additionally, on January 20, 2026, QXO sold 31.6 million shares of QXO common stock in an underwritten public offering at a price of $23.80 per share. QXO raised $749.4 million in net proceeds from the equity offering, after deducting offering costs of $3.8 million (the “January 2026 Equity Financing”). The proceeds from the January 2026 Equity Financing have been reflected in QXO’s historical condensed consolidated balance sheet as of March 31, 2026 and, as such, no adjustment was included herein for the unaudited pro forma combined balance sheet. Note 8, Pro Forma Earnings Per Share, gives pro forma effect to the January 2026 Equity Financing in the calculation of basic and diluted weighted-average shares outstanding for the year ended December 31, 2025 and the three months ended March 31, 2026.

On June 25, 2025, QXO sold 89.9 million shares of QXO common stock in an underwritten public offering at a price of $22.25 per share. QXO also granted the underwriters in the public offering a 30-day option to purchase up to an additional 13.5 million shares of QXO common stock. On July 24, 2025, the option was partially exercised with respect to 1.7 million shares. QXO raised $1.96 billion in net proceeds from the equity offering, after deducting offering costs of $37.8 million (the “June 2025 Equity Financing”).

On May 23, 2025, QXO completed an underwritten public offering of 55.8 million shares of QXO common stock, at a public offering price of $16.50 per share. On May 27, 2025, QXO completed an underwritten public offering of 11.5 million depositary shares (“Depositary Shares”), each representing a 1/20 interest in a share of QXO’s 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”), at a public offering price of $50 per Depositary Share. QXO received aggregate net proceeds of $1.45 billion, after deducting offering costs of $44.5 million from the offerings of common stock and the Mandatory Convertible Preferred Stock (collectively, the “May 2025 Equity Financing”), the proceeds of which were used to repay indebtedness under the Existing Term Loan Facility (as defined below).

The proceeds from the May 2025 Equity Financing and June 2025 Equity Financing are included in QXO’s historical balance sheet and as such, no adjustment was included herein for the unaudited pro forma combined balance sheet. Note 8, Pro Forma Earnings Per Share, gives pro forma effect to the May 2025 Equity Financing and June 2025 Equity Financing in the calculation of basic and diluted weighted-average shares outstanding for the year ended December 31, 2025. The impact of the May 2025 Equity Financing and the June 2025 Equity Financing was reflected in QXO’s historical basic and diluted weighted-average shares outstanding for the three months ended March 31, 2026. As such, no adjustment was included herein for the calculation of basic and diluted earnings per share for that period.

On March 20, 2025, QXO entered into an Agreement and Plan of Merger (the “Beacon Merger Agreement”) with Beacon Roofing Supply, Inc., a Delaware corporation (“Beacon”), and Queen MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of QXO (“Merger Sub”), pursuant to which QXO agreed to acquire Beacon for a purchase price of $124.35 per share of common stock of Beacon (the “ Beacon Acquisition”). On April 29, 2025, pursuant to the Beacon Merger Agreement, Merger Sub merged with and into Beacon, with Beacon remaining as the surviving entity and being renamed QXO Building Products, Inc. (“QXO Building Products”), and QXO completed its acquisition of Beacon. In conjunction with and prior to the Beacon Acquisition, QXO closed on various equity and debt financing transactions during the years ended December 31, 2024 and 2025, respectively. The financing transactions that closed during the year ended December 31, 2025 are further described and defined as the “Beacon Acquisition Financings” below.

The Beacon Acquisition, the Kodiak Acquisition and the TopBuild Acquisition are referred to herein collectively as the “Acquisitions.”

The unaudited pro forma combined financial information set forth below gives effect to the following (collectively, the “Transactions”):

●	the TopBuild Acquisition;
●	the TopBuild Acquisition Financings to fund a portion of the consideration for the TopBuild Acquisition and pay related fees and expenses;
●	the Kodiak Acquisition;
●	the Kodiak Series C Preferred Stock Issuance;
●	the Beacon Acquisition;

●	the Beacon Acquisition Financings to fund a portion of the consideration for the Beacon Acquisition, the subsequent refinancing of certain of the Beacon Acquisition Financings and pay related fees and expenses;
●	May 2025 Equity Financing (only impacts Note 8, Pro Forma Earnings Per Share);
●	June 2025 Equity Financing (only impacts Note 8, Pro Forma Earnings Per Share); and
●	January 2026 Equity Financing (only impacts Note 8, Pro Forma Earnings Per Share).

The unaudited pro forma combined balance sheet gives effect to the TopBuild Acquisition, the TopBuild Acquisition Financings, the Kodiak Acquisition and the Kodiak Series C Preferred Stock Issuance as if they occurred on March 31, 2026. The pro forma adjustments to the unaudited pro forma combined balance sheet as of March 31, 2026 do not include the Beacon Acquisition, Beacon Acquisition Financings, the May 2025 Equity Financing, the June 2025 Equity Financing, or the January 2026 Equity Financing as those transactions were consummated prior to March 31, 2026 and are collectively reflected in QXO’s historical consolidated balance sheet. The unaudited pro forma combined statements of operations give effect to the Transactions as if they occurred on January 1, 2025. The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the consolidated statement of operations of QXO for the year ended December 31, 2025, which includes Beacon from the period following the closing of the Beacon Acquisition on April 29, 2025 to December 31, 2025 with the historical consolidated statement of operations of Beacon for the period from January 1, 2025 to April 28, 2025, the historical consolidated statement of operations of Kodiak for the year ended December 31, 2025 and the historical consolidated statement of operations of TopBuild for the year ended December 31, 2025. The unaudited pro forma combined statement of operations for the three months ended March 31, 2026 combines the consolidated condensed statement of operations of QXO for the three months ended March 31, 2026 with the historical consolidated condensed statement of operations of Kodiak for the three months ended March 31, 2026 and the historical consolidated condensed statement of operations of TopBuild for the three months ended March 31, 2026.

All financial data included in the unaudited combined financial information is presented in millions of U.S. dollars, except per share information, and has been prepared on the basis of generally accepted accounting principles in the United States (“U.S. GAAP”) and QXO’s accounting policies.

The unaudited pro forma combined financial information has been prepared by management in accordance with Article 11 of Regulation S-X, is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position of the combined company. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined entity. The unaudited pro forma combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisitions or any integration costs that may be incurred. The pro forma adjustments, which QXO believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma combined financial information.

The pro forma adjustments included in this document are subject to modification based on the final determination of the fair value of the assets acquired and liabilities assumed in the Acquisitions, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the unaudited pro forma combined financial information presented below.

The unaudited pro forma combined financial information should be read together with the following documents:

●	TopBuild’s audited consolidated financial statements as of and for the year ended December 31, 2025 and the related notes, which are incorporated by reference into QXO’s Current Report on Form 8-K dated on May 15, 2026;
●	TopBuild’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the related notes; which are incorporated by reference into QXO’s Current Report on Form 8-K dated on May 15, 2026;
●	Kodiak’s audited consolidated financial statements as of and for the year ended December 31, 2025 and the related notes included as Exhibit 99.1 in QXO’s Current Report on Form 8-K dated on May 15, 2026;
●	Kodiak’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the related notes included as Exhibit 99.2 in QXO’s Current Report on Form 8-K dated on May 15, 2026;
●	QXO’s audited consolidated financial statements as of and for the year ended December 31, 2025 and the related notes, which are included in its Annual Report on Form 10-K for the year ended December 31, 2025. QXO’s Annual Report on Form 10-K also included an exhibit containing the audited consolidated statements of operations for QXO Building Products as the predecessor to QXO for financial reporting purposes for the period from January 1, 2025 to April 28, 2025; and
●	QXO’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2026 and the related notes, which are included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

Description of the TopBuild Acquisition

As described above, on April 18, 2026, QXO entered into the TopBuild Merger Agreement, pursuant to which QXO agreed to acquire TopBuild. Under the terms of the TopBuild Merger Agreement, each outstanding share of TopBuild common stock (other than certain excluded shares, cancelled shares and dissenting shares) will be converted into the right to receive, at the election of the holder, either the TopBuild Cash Consideration or the TopBuild Stock Consideration, subject to an overall consideration mix limitation, pursuant to which no more than 45% of the number of outstanding shares of TopBuild common stock could be paid in cash (the “Maximum Cash Election Number”) and no less than 55% could be paid in shares of QXO common stock. QXO may increase the number of shares of QXO common stock if TopBuild stockholders holding more than 55% of the number of outstanding shares of TopBuild common stock elect to receive the TopBuild Stock Consideration (the “Maximum Stock Election Number”). As a result, the form of consideration a TopBuild stockholder elects to receive may be adjusted pursuant to the proration procedures set forth in the TopBuild Merger Agreement such that such TopBuild stockholder may receive, in part, a different form of consideration than the form of consideration elected. Given the QXO stock price on May 11, 2026, QXO calculated the purchase consideration using the Maximum Cash Election Number.

Further, under the terms of TopBuild Merger Agreement, each outstanding TopBuild stock option (“TopBuild Options”), whether vested or unvested, will be cancelled and converted into the right to receive shares of QXO common stock, determined in accordance with the terms of the TopBuild Merger Agreement. All outstanding TopBuild restricted stock awards (“TopBuild RSAs”) will become fully vested immediately prior to close of the TopBuild Acquisition, and the holders thereof will be entitled to receive either the TopBuild Cash Consideration or TopBuild Stock Consideration, at the holders’ election.

All outstanding service-based restricted stock units (“TopBuild RSUs”) held by TopBuild employees will be converted into replacement QXO instruments with identical terms. All outstanding performance-based restricted stock units (“TopBuild PRSUs”) held by TopBuild employees will be converted into replacement QXO instruments, with the applicable performance conditions deemed satisfied at target levels, and with the resulting award subject solely to time-based vesting. The number of estimated replacement QXO instruments to be issued in respect of each TopBuild RSU and TopBuild PRSU will be determined by applying the TopBuild Stock Consideration exchange ratio to the corresponding TopBuild award.

Description of the TopBuild Acquisition Financings

In connection with entering into the TopBuild Merger Agreement on April 18, 2026, QXO obtained commitments for a $3.0 billion incremental senior secured term loan facility with an expected 7-year term (the “New Term Loan Facility”), and a $1.5 billion senior unsecured bridge loan facility with an expected 8 year term (the “Senior Unsecured Bridge A Facility”) and a $1.5 billion senior unsecured bridge loan facility with an expected 5 year term (the “Senior Unsecured Bridge B Facility” and, together with the Senior Unsecured Bridge A Facility, the “Senior Unsecured Bridge Facilities”). These financings are contingent upon the consummation of the TopBuild Acquisition in accordance with the TopBuild Merger Agreement and are subject to certain other closing conditions customary for transactions of this type. QXO does not expect to draw on the Senior Unsecured Bridge Facilities but the Senior Unsecured Bridge Facilities will be available to the extent QXO has not prior to or concurrently with the consummation of the TopBuild Acquisition received proceeds from one or more debt offerings in an aggregate principal amount equal to the Senior Unsecured Bridge Facilities (the “Permanent Financing”). The New Term Loan Facility is expected to require scheduled quarterly amortization payments in an annual amount equal to 1.0% of the original principal amount of the term loans borrowed on the closing date of the New Term Loan Facility, with the balance to be paid at maturity. The associated financing fees related to these transactions are discussed herein. Such fees assume that the Senior Unsecured Bridge Facilities will be undrawn and that the Permanent Financing will be consummated. These debt financings in combination with QXO’s cash on hand, the TopBuild Stock Consideration, and the TopBuild Series C Preferred Stock Issuance, are expected to finance the TopBuild Acquisition and other related fees and expenses.

The unaudited pro forma combined financial information assumes that, in connection with the TopBuild Acquisition Financings, QXO will pay off all historical TopBuild debt outstanding and any related prepayment penalties or breakage fees as of the closing of the TopBuild Acquisition. The actual treatment of such debt may vary and a portion thereof could be assumed.

As described above, QXO intends to issue 100,000 shares of Series C Preferred Stock in the TopBuild Series C Preferred Stock Issuance and use the $996.7 million of proceeds (net of issuance costs of $3.3 million) received to fund part of the TopBuild Cash Consideration as it was deemed to be a Qualifying Acquisition.  For purposes of the unaudited pro forma combined financial information, management assumed that the fair value of the Series C Preferred Stock intended to be issued in the TopBuild Series C Preferred Stock Issuance equals the gross cash proceeds of $1.0 billion, net of issuance costs.

Description of the Kodiak Acquisition and Kodiak Series C Preferred Stock Issuance

As described above, on February 10, 2026, QXO and Kodiak entered into the Kodiak Merger Agreement pursuant to which QXO agreed to acquire Kodiak. At the closing of the transaction, Juno Merger Sub merged with and into Kodiak, with Kodiak continuing as the surviving entity and becoming a wholly-owned subsidiary of QXO. The aggregate merger consideration consisted of a base purchase price of $2.0 billion plus 13.2 million shares of QXO common stock, subject to customary adjustments for net working capital, cash and cash equivalents, indebtedness and transaction expenses, and included both cash and shares of QXO common stock issued to Kodiak’s equity holders. Further, under the terms of the Kodiak Merger Agreement, each outstanding share of Kodiak common stock was converted into the right to receive cash and equity consideration, and each vested (including such options that vest as a result of the Kodiak Acquisition) in-the-money Kodiak stock option was cancelled and converted into the right to receive a combination of cash and equity consideration, in each case in accordance with the terms of the Kodiak Merger Agreement. Any Kodiak stock options that were not in-the-money were cancelled without consideration, and Kodiak’s equity incentive plan was terminated in connection with the closing of the Kodiak Acquisition.

As described above, in January 2026, QXO entered into the Series C Convertible Perpetual Preferred Investment with AP Quince Holdings, L.P., a fund managed by affiliates of Apollo Global Management, Inc., and the other investors party thereto. QXO issued 200,000 shares of Series C Preferred Stock to fund the $2.0 billion cash consideration for the Kodiak Acquisition, which was deemed to be a Qualifying Acquisition. For purposes of the unaudited pro forma combined financial information, management assumed that the fair value of the Series C Preferred Stock intended to be issued in the Kodiak Series C Preferred Stock Issuance equals the gross cash proceeds of $2.0 billion, net of issuance costs.

In addition, and as described above, QXO issued 13.2 million shares of QXO common stock as a component of the purchase consideration for the Kodiak Acquisition. The fair value of the shares of QXO common stock was based upon a QXO closing share price on March 31, 2026 of $19.42.

Description of the Beacon Acquisition

As described above, on April 29, 2025, pursuant to the Beacon Merger Agreement, QXO completed its acquisition of Beacon. Under the terms of the Beacon Merger Agreement, the outstanding stock options (“Beacon Options”) and restricted stock units (“Beacon RSUs”) held by Beacon employees and directors were either settled in cash or converted into replacement QXO instruments with identical terms. All outstanding performance-based restricted stock units (“Beacon PRSUs”) held by Beacon employees were converted into replacement QXO instruments, with the performance-based vesting condition deemed satisfied at target and the resulting award subject solely to time-based vesting. Beacon’s employee stock purchase plan (“ESPP”) was terminated prior to the Beacon Acquisition. Any outstanding share purchase rights were automatically exercised into shares of Beacon common stock and then settled in cash at identical terms as those given to other Beacon common stockholders. As described above, the unaudited pro forma combined statement of operations for the year ended December 31, 2025 reflects the necessary adjustments to portray the ‘full-period’ impact of the Beacon Acquisition. The unaudited pro forma financial information as of and for the three months ended March 31, 2026 reflects such financial information in the column entitled “QXO Historical.”

Description of the Beacon Acquisition Financings

In connection with entering into the Beacon Merger Agreement, on March 17, 2025, QXO entered into purchase agreements (the “2025 Purchase Agreements”) with certain institutional investors to issue and sell in a private placement 67.5 million shares of QXO common stock at a purchase price of $12.30 per share. The closing of the issuance and sale of the shares was contingent upon the completion of QXO’s acquisition of Beacon and was completed on April 29, 2025. As a result of the closing, QXO raised $823.8 million in net proceeds after deducting offering costs of $6.8 million.

On April 16, 2025, QXO offered and sold 37.7 million shares of QXO common stock in an underwritten public offering at a price of $13.25 per share. QXO raised $487.7 million in net proceeds from the equity offering, after deducting offering costs of $12.3 million. QXO also granted the underwriters in the public offering a 30-day option to purchase up to an additional 5.7 million shares of QXO common stock at a price of $13.25 per share less underwriting discounts and commissions. On May 5, 2025, the option was partially exercised with respect to 4.0 million shares resulting in an additional $51.8 million of net proceeds (the “April 2025 Equity Financing”). The remaining option to purchase additional shares expired unexercised at the end of the 30-day period.

In connection with the consummation of the Beacon Acquisition, on April 29, 2025, Merger Sub issued $2.25 billion in aggregate principal amount of 6.75% Senior Secured Notes due 2032 (the “Senior Secured Notes”), entered into and incurred the full amount under a $2.25 billion senior secured term loan facility (the “Existing Term Loan Facility”), and entered into a $2.0 billion senior secured asset-based credit facility (the “ABL Facility”), under which $400.0 million was drawn (collectively referred to herein as the “Beacon Debt Financings”). The associated financing fees related to these transactions are discussed herein. These facilities financed the Beacon Acquisition and other related fees and expenses, ensuring that the Beacon Acquisition and subsequent operations are financially supported while maintaining liquidity and compliance with outlined financial metrics.

The equity financings contemplated under the 2025 Purchase Agreement and the April 2025 Equity Financing are referred to collectively herein as the “Beacon Acquisition Equity Financings”. The Beacon Acquisition Equity Financings and Beacon Debt Financings are collectively referred to as the “Beacon Acquisition Financings”.

In connection with the Beacon Acquisition Financings, QXO repaid all historical Beacon debt outstanding and any related prepayment penalties or breakage fees as of the closing of the Beacon Acquisition. As described above, the unaudited pro forma combined statement of operations for the year-ended December 31, 2025 reflects the necessary adjustments to portray the ‘full-period’ impact of transactions described in this section. The unaudited pro forma combined financial information as of and for the three months ended March 31, 2026, reflects such financial information in the column entitled “QXO Historical.”

Accounting for the Series C Preferred Stock

Based on the information currently available and QXO’s preliminary analysis, pursuant to Accounting Standards Codification (“ASC”) 480, – Distinguishing Liabilities from Equity (“ASC 480”), management preliminarily determined that the Series C Preferred Stock contains a feature that would make it redeemable at the option of the investors upon a fundamental change, which includes events not solely within QXO’s control. As a result, the Series C Preferred Stock is expected to meet the criteria to be classified within mezzanine equity. The evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument as a liability, mezzanine equity or permanent equity, impact to earnings per share and analysis of any potential embedded derivatives are ongoing and subject to change and could materially impact QXO’s financial statements subsequent to issuance. In addition, the fees incurred by QXO relating to the commitment to issue Series C Preferred Stock were recorded within equity, and reclassified as a reduction of mezzanine equity as issuances occur. The analysis of the accounting treatment for the Series C Preferred Stock is ongoing and not final.

Accounting for the Acquisitions

The Acquisitions were, or are expected to be, accounted for as business combinations using the acquisition method of accounting, with QXO determined to be the accounting acquirer for each acquisition in accordance with ASC 805, Business Combinations, (“ASC 805”). QXO was determined to be the accounting acquirer primarily due to having control over the combined company, and its managers, including the chief executive officer, directing the activities of QXO. Under this method of accounting, the aggregate acquisition consideration paid for each acquisition was, or will be, allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the respective acquisition dates. Accordingly, the aggregate acquisition consideration related to the Beacon Acquisition was allocated to Beacon’s assets acquired and liabilities assumed, the aggregate acquisition consideration related to the Kodiak Acquisition was allocated to Kodiak’s assets acquired and liabilities assumed, and the aggregate acquisition consideration related to the TopBuild Acquisition is expected to be allocated to TopBuild’s assets acquired and liabilities assumed. The process of valuing the net assets of Beacon upon consummation of the Beacon Acquisition, Kodiak upon consummation of the Kodiak Acquisition, and TopBuild immediately prior to the TopBuild Acquisition is preliminary. Any differences between the estimated consideration transferred and the estimated fair value of the assets acquired and liabilities assumed are recorded as goodwill. Accordingly, preliminary purchase price allocations and related adjustments reflected in the unaudited pro forma combined financial information are subject to revision based on a final determination of fair values. The final purchase price allocations for the Kodiak Acquisition and the TopBuild Acquisition may be materially different from the preliminary purchase price allocations presented in the unaudited pro forma combined financial information. Refer to Note 1 - Basis of Presentation for more information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2026

(in millions)

	(A)	(B)	(A) + (B) = (C)	(D)	(E)		(F)		(C) + (D) + (E)+ (F) = (G)
	QXO Historical	Kodiak Acquisition Pro Forma - Note 3	Subtotal	TopBuild Historical (Reclassified - See Note 4)	TopBuild Acquisition Transaction Accounting Adjustments	Note 6	TopBuild Acquisition Financing Transaction Accounting Adjustments	Note 6	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$3,046.3	$4.9	$3,051.2	$268.8	$(9,268.3)	(a)	$6,897.9	(a)	$949.6
Accounts receivable, net	1,135.7	213.8	1,349.5	930.5	—		—		2,280.0
Inventories, net	1,668.2	213.3	1,881.5	515.2	—		—		2,396.7
Vendor rebates receivable	478.8	8.8	487.6	—	—		—		487.6
Income tax receivable	32.8	19.7	52.5	—	—		—		52.5
Prepaid expenses and other current assets	94.8	16.8	111.6	42.2	—		—		153.8
Total current assets	6,456.6	477.3	6,933.9	1,756.7	(9,268.3)		6,897.9		6,320.2
Property and equipment, net	659.7	134.7	794.4	286.5	74.9	(b)	—		1,155.8
Goodwill	5,129.4	1,136.9	6,266.3	3,070.9	5,975.5	(c)	—		15,312.7
Intangibles, net	3,704.5	870.0	4,574.5	1,325.0	5,005.0	(d)	—		10,904.5
Operating lease right-of-use assets, net	669.7	170.1	839.8	261.5	15.9	(e)	—		1,117.2
Other assets, net	40.3	4.2	44.5	10.6	—		—		55.1
Total assets	$16,660.2	$2,793.2	$19,453.4	$6,711.2	$1,803.0		$6,897.9		$34,865.5
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,170.8	$132.5	$1,303.3	$471.2	$—		$—		$1,774.5
Accrued expenses	606.5	55.0	661.5	252.0	29.2	(g)	—		942.7
Current portion of long-term debt	—	—	—	62.5	(62.5)	(h)	30.0	(h)	30.0
Current portion of operating lease liabilities	110.1	26.9	137.0	87.3	—		—		224.3
Current portion of finance lease liabilities	49.8	1.9	51.7	6.6	—		—		58.3
Total current liabilities	1,937.2	216.3	2,153.5	879.6	(33.3)		30.0		3,029.8
Long-term debt, net	3,058.6	—	3,058.6	2,769.9	(2,769.9)	(h)	5,871.2	(h)	8,929.8
Deferred income tax liabilities, net	789.4	182.8	972.2	395.8	1,300.1	(f)	—		2,668.1
Operating lease liabilities	554.4	143.2	697.6	190.1	—		—		887.7
Finance lease liabilities	129.6	7.4	137.0	11.0	—		—		148.0
Other long-term liabilities	26.1	0.1	26.2	60.4	—		—		86.6
Total liabilities	6,495.3	549.8	7,045.1	4,306.8	(1,503.1)		5,901.2		15,750.0
Commitments and contingencies
Series C Preferred Stock	—	1,961.8	1,961.8	—	—		980.9	(i)	2,942.7
Total mezzanine equity	—	1,961.8	1,961.8	—	—		980.9		2,942.7
Stockholders' equity:
Mandatory Convertible Preferred Stock	558.1	—	558.1	—	—		—		558.1
Convertible preferred stock	498.6	—	498.6	—	—		—		498.6
Common stock	—	—	—	0.4	(0.4)	(i)	—		—
Treasury stock	—	—	—	(2,142.2)	2,142.2	(i)	—		—
Additional paid-in capital	9,760.2	287.0	10,047.2	950.3	4,815.0	(i)	15.8	(i)	15,828.3
Retained earnings (accumulated deficit)	(652.0)	(5.4)	(657.4)	3,620.1	(3,674.9)	(i)	—		(712.2)
Accumulated other comprehensive income (loss)	—	—	—	(24.2)	24.2	(i)	—		—
Total stockholders' equity	10,164.9	281.6	10,446.5	2,404.4	3,306.1		15.8		16,172.8
Total liabilities, mezzanine equity, and stockholders’ equity	$16,660.2	$2,793.2	$19,453.4	$6,711.2	$1,803.0		$6,897.9		$34,865.5

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the year ended December 31, 2025

(in millions, except per share amounts)

	(A)	(B)	(C)	(A)+(B)+(C)=(D)	(E)	(F)		(G)		(D) + (E) + (F) + (G) = (H)
	QXO Historical	Beacon Acquisition Pro Forma - Note 2	Kodiak Acquisition Pro Forma - Note 3	Subtotal	TopBuild Historical (Reclassified - See Note 4)	TopBuild Acquisition Transaction Accounting Adjustments	Note 7	TopBuild Acquisition Financing Transaction Accounting Adjustments	Note 7	Pro Forma Combined
Net sales	$6,842.2	$2,694.6	$2,337.8	$11,874.6	$5,409.1	$—		$—		$17,283.7
Cost of products sold	5,269.5	2,029.8	1,664.4	8,963.7	3,840.1	22.1	(a)	—		12,825.9
Gross profit (loss)	1,572.7	664.8	673.4	2,910.9	1,569.0	(22.1)		—		4,457.8
Operating expense:
Selling, general and administrative	1,394.8	630.5	488.5	2,513.8	669.6	58.1	(b)	—		3,241.5
Depreciation	108.4	48.7	37.4	194.5	12.1	4.3	(c)	—		210.9
Amortization	314.7	152.9	94.0	561.6	95.3	560.7	(d)	—		1,217.6
Total operating expense	1,817.9	832.1	619.9	3,269.9	777.0	623.1		—		4,670.0
Income (loss) from operations	(245.2)	(167.3)	53.5	(359.0)	792.0	(645.2)		—		(212.2)
Interest income (expense), net	(47.7)	(72.1)	—	(119.8)	(88.6)	103.8	(e)	(391.7)	(e)	(496.3)
Loss on debt extinguishment	(49.7)	—	—	(49.7)	—	—		—		(49.7)
Other income (expense), net	5.5	2.7	4.3	12.5	0.2	—		—		12.7
Income (loss) before provision for income taxes	(337.1)	(236.7)	57.8	(516.0)	703.6	(541.4)		(391.7)		(745.5)
Provision for (benefit from) income taxes	(57.7)	(56.9)	16.8	(97.8)	181.9	(140.7)	(f)	(101.8)	(f)	(158.4)
Net income (loss)	$(279.4)	$(179.8)	$41.0	$(418.2)	$521.7	$(400.7)		$(289.9)		$(587.1)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$(279.4)	$(179.8)	$41.0	$(418.2)	$521.7	$(400.7)		$(289.9)		$(587.1)
Dividends on Preferred Stock	(90.0)	—	—	(90.0)	—	—		—		(90.0)
Dividends on Mandatory Convertible Preferred Stock	(18.9)	(12.7)	—	(31.6)	—	—		—		(31.6)
Dividends on Series C Preferred Stock	—	—	(95.0)	(95.0)	—	—		(47.5)	(g)	(142.5)
Undistributed income allocated to participating securities	—	—	—	—	—	—		—		—
Net income (loss) attributable to common stockholders	$(388.3)	$(192.5)	$(54.0)	$(634.8)	$521.7	$(400.7)		$(337.4)		$(851.2)
Weighted-average common shares outstanding - Note 8:
Basic	613.0									1,071.7
Diluted	613.0									1,071.7
Net income (loss) per common share:
Basic	$(0.63)									$(0.79)
Diluted	$(0.63)									$(0.79)

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2026

(in millions, except per share amounts)

	(A)	(B)	(A) + (B) = (C)	(D)	(E)		(F)		(C) + (D) + (E) + (F) = (G)
	QXO Historical	Kodiak Acquisition Pro Forma - Note 3	Subtotal	TopBuild Historical (Reclassified -See Note 4)	TopBuild Acquisition Transaction Accounting Adjustments	Note 7	TopBuild Acquisition Financing Transaction Accounting Adjustments	Note 7	Pro Forma Combined
Net sales	$1,730.2	$531.4	$2,261.6	$1,445.9	$—		$—		$3,707.5
Cost of products sold	1,320.9	385.3	1,706.2	1,045.7	4.5	(a)	—		2,756.4
Gross profit (loss)	409.3	146.1	555.4	400.2	(4.5)		—		951.1
Operating expense:
Selling, general and administrative	497.0	117.9	614.9	185.4	(1.3)	(b)	—		799.0
Depreciation	47.3	9.5	56.8	3.9	1.1	(c)	—		61.8
Amortization	116.9	23.5	140.4	35.9	128.1	(d)	—		304.4
Total operating expense	661.2	150.9	812.1	225.2	127.9		—		1,165.2
Income (loss) from operations	(251.9)	(4.8)	(256.7)	175.0	(132.4)		—		(214.1)
Interest income (expense), net	(31.1)	—	(31.1)	(35.4)	36.6	(e)	(97.8)	(e)	(127.7)
Other income (expense), net	2.7	0.9	3.6	0.1	—		—		3.7
Income (loss) before provision for income taxes	(280.3)	(3.9)	(284.2)	139.7	(95.8)		(97.8)		(338.1)
Provision for (benefit from) income taxes	(53.2)	(1.1)	(54.3)	34.9	(25.0)	(f)	(25.4)	(f)	(69.8)
Net income (loss)	$(227.1)	$(2.8)	$(229.9)	$104.8	$(70.8)		$(72.4)		$(268.3)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$(227.1)	$(2.8)	$(229.9)	$104.8	$(70.8)		$(72.4)		$(268.3)
Dividends on Preferred Stock	(22.5)	—	(22.5)	—	—		—		(22.5)
Dividends on Mandatory Convertible Preferred Stock	(7.9)	—	(7.9)	—	—		—		(7.9)
Dividends on Series C Preferred Stock	—	(23.8)	(23.8)	—	—		(11.9)	(g)	(35.7)
Undistributed income allocated to participating securities	—	—	—	—	—		—		—
Net income (loss) attributable to common stockholders	$(257.5)	$(26.6)	$(284.1)	$104.8	$(70.8)		$(84.3)		$(334.4)
Weighted-average common shares outstanding - Note 8:
Basic	744.4								1,077.2
Diluted	744.4								1,077.2
Net income (loss) per common share:
Basic	$(0.35)								$(0.31)
Diluted	$(0.35)								$(0.31)

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

As discussed in Note 3 - Adjustments for the Kodiak Acquisition and the Kodiak Series C Preferred Stock Issuance and Note 4 - TopBuild Reclassification Adjustments, certain reclassifications were made to align QXO’s and Kodiak’s historical financial statement presentation and TopBuild’s historical financial statement presentation. For purposes of the unaudited pro forma combined financial information, QXO has preliminarily determined that no significant adjustments are necessary to conform Kodiak’s financial statements or TopBuild’s financial statements to the accounting policies used by QXO; however, this assessment is ongoing and additional analysis and information that may become available may cause conforming accounting policy changes that could be materially different from the unaudited pro forma combined financial information presented below.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with QXO as the accounting acquirer for the Acquisitions, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of QXO, Beacon, Kodiak and TopBuild, respectively. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The allocation of the aggregate acquisition consideration depends on certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate acquisition consideration has been made for the purpose of developing the unaudited pro forma combined financial information and was based on the purchase price allocation for the Beacon Acquisition disclosed in QXO’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026. The preliminary purchase price allocations for the Kodiak Acquisition and the TopBuild Acquisition are disclosed herein.

The unaudited pro forma combined balance sheet as of March 31, 2026 presented herein is presented as if the Kodiak Acquisition, the Kodiak Series C Preferred Stock Issuance, the TopBuild Acquisition and the TopBuild Acquisition Financings had occurred on March 31, 2026 and combines the historical unaudited condensed consolidated balance sheet of QXO as of March 31, 2026 with the historical unaudited condensed consolidated balance sheet of Kodiak as of March 31, 2026, and with the historical unaudited condensed consolidated balance sheet of TopBuild as of March 31, 2026. The pro forma adjustments to the unaudited pro forma combined balance sheet as of March 31, 2026 do not include the Beacon Acquisition, the Beacon Acquisition Financings, the January 2026 Equity Financing, the June 2025 Equity Financing or the May 2025 Equity Financing as those transactions were consummated prior to March 31, 2026 and are collectively reflected in QXO’s historical consolidated balance sheet.

The unaudited pro forma combined statements of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026, presented herein are based on the historical financial statements of QXO, Beacon, Kodiak and TopBuild. The unaudited pro forma combined statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 have been prepared as if the Transactions had occurred on January 1, 2025. The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the historical consolidated statement of operations of QXO for the year ended December 31, 2025, which includes Beacon from the period following the closing of the Beacon Acquisition on April 29, 2025 to December 31, 2025, with the historical consolidated statement of operations of Beacon for the period from January 1, 2025 to April 28, 2025, the historical consolidated statement of operations of Kodiak for the year ended December 31, 2025, and the historical consolidated statement of operations of TopBuild for the year ended December 31, 2025. The unaudited pro forma combined statement of operations for the three months ended March 31, 2026 combines QXO’s historical condensed consolidated statement of operations for the three months ended March 31, 2026 with the historical condensed consolidated statement of operations of Kodiak for the three months ended March 31, 2026, and the historical condensed consolidated statement of operations of TopBuild for the three months ended March 31, 2026.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that QXO believes are reasonable under the circumstances. QXO is not aware of any material transactions between QXO and Beacon, QXO and Kodiak, QXO and TopBuild, and TopBuild and Kodiak during the periods presented. QXO transaction expenses related to the Beacon Acquisition were incurred in full in the historical periods presented herein; as such, no pro forma adjustment to remove or reclassify from the period in which they were incurred to the earliest period presented was recorded. QXO transaction expenses related to the Kodiak Acquisition and the TopBuild Acquisition have been recorded as a pro forma adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2025 and as a corresponding accrued expense on the unaudited pro forma balance sheet as of March 31, 2026. Beacon, Kodiak and TopBuild transaction expenses related to the Acquisitions were not adjusted and are recorded in the historical periods as incurred.

Note 2 – Adjustments for the Beacon Acquisition and May 2025 Equity Financing

	Beacon Historical (January 1 through April 28)	Beacon Acquisition Transaction Accounting Adjustments	Note 2	Beacon Acquisition Financing Transaction Accounting Adjustments	Note 2	May 2025 Equity Financing Adjustments	Note 2	Beacon Acquisition Pro Forma
Net sales	$2,694.6	$—		$—		$—		$2,694.6
Cost of products sold	2,029.8	—		—		—		2,029.8
Gross profit	664.8	—		—		—		664.8
Operating expense:
Selling, general and administrative	628.1	2.4	(a)	—		—		630.5
Depreciation	41.6	7.1	(b)	—		—		48.7
Amortization	30.1	122.8	(c)	—		—		152.9
Total operating expense	699.8	132.3		—		—		832.1
Loss from operations	(35.0)	(132.3)		—		—		(167.3)
Interest income (expense), net	(58.6)	56.2	(d)	(156.2)	(d)	86.5	(e)	(72.1)
Loss on debt extinguishment	—	—		—		—		—
Other income, net	2.7	—		—		—		2.7
Income (loss) before provision for income taxes	(90.9)	(76.1)		(156.2)		86.5		(236.7)
Provision for (benefit from) income taxes	(19.0)	(19.8)	(f)	(40.6)	(f)	22.5	(f)	(56.9)
Net income (loss)	$(71.9)	$(56.3)		$(115.6)		$64.0		$(179.8)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$(71.9)	$(56.3)		$(115.6)		$64.0		$(179.8)
Dividends on Mandatory Convertible Preferred Stock	—	—		—		(12.7)	(g)	(12.7)
Undistributed income allocated to participating securities	—	—		—		—		—
Net income (loss) attributable to common stockholders	$(71.9)	$(56.3)		$(115.6)		$51.3		$(192.5)

Beacon Acquisition preliminary purchase price allocation

QXO accounted for the completed Beacon Acquisition as a business combination in accordance with U.S. GAAP. Accordingly, the purchase price attributable to the Beacon Acquisition was allocated to the assets acquired and liabilities assumed based on their preliminary fair values. Refer to Note 3 of QXO’s condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026 for information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the April 29, 2025 acquisition date.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed. The allocation of the purchase price is ongoing, and QXO continues to ascertain the reasonableness of the fair value of the assets acquired and liabilities assumed.

Preliminary Allocation
Assets:
Accounts receivable	$1,319.1
Inventories	1,772.6
Vendor rebates receivable	235.8
Income tax receivable	19.9
Prepaid expenses and other current assets	81.0
Property and equipment	683.6
Goodwill	5,127.5
Intangibles	4,130.6
Operating lease right-of-use assets	708.0
Other non-current assets	17.5
Liabilities:
Accounts payable	(1,135.8)
Accrued expenses	(532.6)
Deferred income taxes	(906.0)
Other long-term liabilities	(27.5)
Operating lease liabilities	(668.2)
Finance lease liabilities	(181.5)
Preliminary aggregate acquisition consideration	$10,644.0

Adjustments included in the Beacon Acquisition Transaction Accounting Adjustments column and the Beacon Acquisition Financing Transaction Accounting Adjustments column in the table above for the fiscal year ended December 31, 2025 are as follows:

a)	Reflects the adjustments to Selling, general and administrative expenses:

For the Year Ended December 31, 2025
Pro forma Beacon Acquisition transaction accounting adjustments:
Removal of historical Beacon stock-based compensation expense	$(12.5)
Removal of post-acquisition stock-based compensation expense	(59.4)
Pro forma stock-based compensation expense for Beacon replacement equity awards	66.0
Pro forma lease expense, net (i)	8.3
Net pro forma Beacon Acquisition transaction accounting adjustment to Selling, general and administrative expenses	$2.4

(i)	This pro forma acquisition transaction accounting adjustment reflects the increase of lease expense as a result of resetting the leases in acquisition accounting and the amortization related to the favorable/unfavorable lease classification on QXO’s historical balance sheet.

b)	Reflects the incremental adjustments to Depreciation relating to the remeasurement of property and equipment, net to fair value:

For the Year Ended December 31, 2025
Pro forma Beacon Acquisition transaction accounting adjustments:
Removal of Beacon's historical depreciation of property and equipment	$(149.7)
Pro forma annual depreciation of property and equipment	156.8
Net pro forma Beacon Acquisition transaction accounting adjustment to depreciation	$7.1

c)	Reflects the adjustments to amortization including the Amortization of the estimated fair value of intangibles:

For the Year Ended December 31, 2025
Pro forma Beacon Acquisition transaction accounting adjustments:
Removal of Beacon's historical amortization of intangible assets	$(343.9)
Pro forma annual amortization of intangible assets	466.7
Net pro forma Beacon Acquisition transaction accounting adjustment to amortization	$122.8

d)	Reflects the expense related to the Beacon Debt Financings and amortization of related issuance costs:

For the Year Ended December 31, 2025
Pro forma Beacon Acquisition transaction accounting adjustments:
Removal of Beacon’s historical interest expense (i)	$56.2
Net pro forma Beacon Acquisition transaction accounting adjustments to interest income (expense), net	$56.2
Pro forma Beacon Acquisition financing transaction accounting adjustments:
New interest expense on Beacon Acquisition Financings:
Removal of historical QXO Interest expense and Debt issuance amortization (ii)	$164.9
ABL Facility (iii)	(27.8)
Existing Term Loan Facility (iii)	(138.9)
Senior Secured Notes (iii)	(154.4)
Net pro forma Beacon Acquisition financing transaction accounting adjustments to interest income (expense), net	$(156.2)

(i)	This pro forma acquisition transaction accounting adjustment reflects the removal of historical interest expense associated with Beacon’s existing indebtedness, which was extinguished upon consummation of the Beacon Acquisition. The Beacon Acquisition was partially funded by QXO’s historical cash on hand. QXO’s historical interest income has not been removed as a pro forma adjustment herein. QXO’s interest income in future periods may be materially lower than the amounts recognized for the year ended December 31, 2025.

(ii)	This adjustment reflects the elimination of interest expense recorded by QXO for the period following the Beacon Acquisition, related to the Beacon Debt Financings. To properly reflect the financing impact of the Beacon Acquisition, interest expense for the post-acquisition period was removed and instead recorded for the year ended December 31, 2025 in its entirety.

(iii)	The new interest expense on Beacon Acquisition financing transaction accounting adjustments included in the unaudited pro forma combined statements of operations reflect the interest expense and amortization of debt issuance costs associated with the Beacon Debt Financings. Adjustments reflect interest rates as of December 31, 2025 of 5.22%, 5.72% and 6.75% per annum for the ABL Facility, Existing Term Loan Facility, and Senior Secured Notes, respectively. The costs incurred to secure the ABL Facility are amortized on a straight-line basis over the five-year term of the commitment and the undrawn commitment fee of 0.2% is expensed annually. On November 5, 2025, QXO amended the credit agreement governing the Existing Term Loan Facility in order to refinance the Existing Term Loan Facility. The amendment reduced the applicable margin for borrowings under the Existing Term Loan Facility from 3.00% to 2.00% for Term SOFR borrowings and from 2.00% to 1.00% for base rate borrowings. This amendment to the credit agreement is reflected herein in the pro forma interest expense adjustments.

e)	Reflects adjustments to interest expense relating to the partial repayment of the Existing Term Loan Facility:

For the Year Ended December 31, 2025
Pro forma May 2025 Equity Financing adjustments:
Removal of proportionate amount of Existing Term Loan Facility interest expense related to partial repayment	$86.5
Net pro forma May 2025 Equity Financing adjustment to interest income (expense), net	$86.5

f)	To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 26.0% for the year ended December 31, 2025. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the rate will likely vary from the actual effective rate in periods subsequent to completion of the Beacon Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

g)	Reflects an adjustment to the Net income (loss) attributable to common stockholders of $12.7 million for the year ended December 31, 2025 to reflect the additional 5.5% dividend on the Mandatory Convertible Preferred Stock issued as a part of the May 2025 Equity Financing not reflected in QXO’s historical financial information. Net income (loss) attributable to common stockholders did not require an adjustment for any other issuances under the Beacon Acquisition Equity Financings as the dividends relating to other issuances were reflected in QXO’s historical financial information.

Note 3 – Adjustments for the Kodiak Acquisition and the Kodiak Series C Preferred Stock Issuance

Refer to the table below for the adjustments related to the Kodiak Acquisition as of March 31, 2026:

	Kodiak Building Partners Inc. Historical (Reclassified - See Note 3(a))	Kodiak Acquisition Transaction Accounting Adjustments	Note 3 (e)	Kodiak Acquisition Financing Transaction Adjustments	Note 3 (e)	Kodiak Acquisition Pro Forma
Assets
Current assets:
Cash and cash equivalents	$15.8	$(2,002.4)	(I)	$1,991.5	(I)	$4.9
Accounts receivable, net	213.8	—		—		213.8
Inventories, net	213.3	—		—		213.3
Vendor rebates receivable	8.8	—		—		8.8
Income tax receivable	19.7	—		—		19.7
Prepaid expenses and other current assets	16.8	—		—		16.8
Total current assets	488.2	(2,002.4)		1,991.5		477.3
Property and equipment, net	134.7	—		—		134.7
Goodwill	249.7	887.2	(II)	—		1,136.9
Intangibles, net	105.3	764.7	(III)	—		870.0
Operating lease right-of-use assets, net	159.5	10.6	(IV)	—		170.1
Deferred income tax assets, net	9.2	(9.2)	(V)	—		—
Other assets, net	4.2	—		—		4.2
Total assets	$1,150.8	$(349.1)		$1,991.5		$2,793.2
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$132.5	$—		$—		$132.5
Accrued expenses	51.7	5.1	(VI)	(1.8)	(I)	55.0
Current portion of long-term debt	16.8	(16.8)	(VII)	—		—
Current portion of operating lease liabilities	26.9	—		—		26.9
Current portion of finance lease liabilities	1.9	—		—		1.9
Total current liabilities	229.8	(11.7)		(1.8)		216.3
Borrowings under revolving lines of credit	15.0	(15.0)	(VII)	—		—
Long-term debt, net	1,455.3	(1,455.3)	(VII)	—		—
Deferred income tax liabilities, net	—	182.8	(V)	—		182.8
Operating lease liabilities	143.2	—		—		143.2
Finance lease liabilities	7.4	—		—		7.4
Other long-term liabilities	0.1	—		—		0.1
Total liabilities	1,850.8	(1,299.2)		(1.8)		549.8
Commitments and contingencies (Note 14)
Series C Preferred Stock	—	—		1,961.8	(VIII)	1,961.8
Total Mezzanine Equity	—	—		1,961.8		1,961.8
Stockholders' equity:
Common stock	—	—		—		—
Additional paid-in capital	188.3	67.2	(VIII)	31.5	(VIII)	287.0
Retained earnings (accumulated deficit)	(888.3)	882.9	(VIII)	—		(5.4)
Accumulated other comprehensive income (loss)	—	—		—		—
Total Stockholders' equity	(700.0)	950.1		31.5		281.6
Total liabilities, Mezzanine equity, and Stockholders’ equity	$1,150.8	$(349.1)		$1,991.5		$2,793.2

Refer to the table below for the adjustments related to the Kodiak Acquisition for the year ended December 31, 2025:

	Kodiak Building Partners Inc. Historical (Reclassified - See Note 3 (b)	Kodiak Acquisition Transaction Accounting Adjustments	Note 3 (f)	Kodiak Acquisition Financing Accounting Adjustments	Note 3 (f)	Kodiak Acquisition Pro Forma
Net sales	$2,337.8	$—		$—		$2,337.8
Cost of products sold	1,664.4	—		—		1,664.4
Gross profit	673.4	—		—		673.4
Operating expense:
Selling, general and administrative	483.1	5.4	(I)	—		488.5
Depreciation	37.4	—		—		37.4
Amortization	29.1	64.9	(II)	—		94.0
Total operating expense	549.6	70.3		—		619.9
Income (loss) from operations	123.8	(70.3)		—		53.5
Interest income (expense), net	(126.5)	126.5	(III)	—		—
Other income (expense), net	4.3	—		—		4.3
Income (loss) before provision for income taxes	1.6	56.2		—		57.8
Provision for (benefit from) income taxes	2.2	14.6	(IV)	—		16.8
Net income (loss)	$(0.6)	$41.6		$—		$41.0
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$(0.6)	$41.6		$—		$41.0
Dividends on Series C Preferred Stock	—	—		(95.0)	(V)	(95.0)
Net income (loss) attributable to common stockholders	$(0.6)	$41.6		$(95.0)		$(54.0)

Refer to the table below for the adjustments related to the Kodiak Acquisition for the three months ended March 31, 2026:

	Kodiak Building Partners Inc. Historical (Reclassified - See Note 3 (c))	Kodiak Acquisition Transaction Accounting Adjustments	Note 3 (f)	Kodiak Acquisition Financing Accounting Adjustments	Note 3 (f)	Kodiak Acquisition Pro Forma
Net sales	$531.4	$—		$—		$531.4
Cost of products sold	385.3	—		—		385.3
Gross profit	146.1	—		—		146.1
Operating expense:
Selling, general and administrative	117.9	—	(I)	—		117.9
Depreciation	9.5	—		—		9.5
Amortization	6.2	17.3	(II)	—		23.5
Total operating expense	133.6	17.3		—		150.9
Income (loss) from operations	12.5	(17.3)		—		(4.8)
Interest income (expense), net	(28.7)	28.7	(III)	—		—
Other income (expense), net	0.9	—		—		0.9
Income (loss) before provision for income taxes	(15.3)	11.4		—		(3.9)
Provision for (benefit from) income taxes	(4.1)	3.0	(IV)	—		(1.1)
Net income (loss)	$(11.2)	$8.4		$—		$(2.8)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$(11.2)	$8.4		$—		$(2.8)
Dividends on Series C Preferred Stock	—	—		(23.8)	(V)	(23.8)
Net income (loss) attributable to common stockholders	$(11.2)	$8.4		$(23.8)		$(26.6)

Following the Kodiak Acquisition, QXO is retaining its existing financial statement line-item classification. As such, certain reclassification adjustments have been made to conform Kodiak’s historical financial statement presentation to QXO’s financial statement presentation.

a)	Refer to the table below for a summary of adjustments made to Kodiak’s historical condensed consolidated balance sheet as of March 31, 2026 to conform with QXO:

Kodiak Historical Condensed Consolidated Balance Sheet Line Items	QXO Condensed Consolidated Balance Sheet Line Items	Kodiak as of March 31, 2026	Reclassification		Kodiak Reclassified as of March 31, 2026
Accrued expenses	Accrued expenses	$69.9	$(18.2)	(a), (b), (c)	$51.7
Customer deposits		7.8	(7.8)	(a)	—
Income taxes payable		0.9	(0.9)	(c)	—
Current portion of long-term debt	Current portion of long-term debt	18.7	(1.9)	(d)	16.8
	Current portion of finance lease liabilities	—	1.9	(d)	1.9
Long-term debt	Long-term debt, net	1,462.7	(7.4)	(e)	1,455.3
	Current portion of operating lease liabilities	—	26.9	(b)	26.9
	Finance lease liabilities	—	7.4	(e)	7.4
	Other long-term liabilities	—	0.1	(f)	0.1
Contingent consideration		0.1	(0.1)	(f)	—

a)	Reclassification of $7.8 million of Customer deposits to Accrued expenses.

b)	Reclassification of $26.9 million of Accrued expenses to Current portion of operating lease liabilities.

c)	Reclassification of $0.9 million of Income taxes payable to Accrued expenses.

d)	Reclassification of $1.9 million of Current portion of long-term debt to Current portion of finance lease liabilities.

e)	Reclassification of $7.4 million of Long-term debt, net to Finance lease liabilities.

f)	Reclassification of $0.1 million of Contingent consideration to Other long-term liabilities.

b)	Refer to the table below for a summary of adjustments made to present Kodiak’s consolidated statement of operations for the year ended December 31, 2025 to conform with QXO:

Kodiak Historical Consolidated Statements of Operations Line Items	QXO, Inc. Consolidated Statements of Operations Line Items	Kodiak for Year Ended December 31, 2025	Reclassification		Kodiak Reclassified for the year ended December 31, 2025
Salaries and wages		$263.4	$(263.4)	(a)	$—
Selling, general, and administrative expenses	Selling, general and administrative	106.5	376.6	(a), (b), (c), (d), (e), (f)	483.1
Taxes and benefits		62.5	(62.5)	(b)	—
Rent		39.5	(39.5)	(c)	—
Change in fair value of contingent consideration		(1.5)	1.5	(d)	—
Strategic development expenses		13.5	(13.5)	(e)	—
Gain on disposal of assets		(0.8)	0.8	(f)	—
Depreciation and amortization		66.5	(66.5)	(g)	—
	Depreciation	—	37.4	(g)	37.4
	Amortization	—	29.1	(g)	29.1

a)	Reclassification of $263.4 million of Salaries and wages to Selling, general and administrative.

b)	Reclassification of $62.5 million of Taxes and benefits to Selling, general and administrative.

c)	Reclassification of $39.5 million of Rent to Selling, general and administrative.

d)	Reclassification of $1.5 million of Change in fair value of contingent consideration to Selling, general and administrative.

e)	Reclassification of $13.5 million of Strategic development expenses to Selling, general and administrative.

f)	Reclassification of $0.8 million of Gain on disposal of assets to Selling, general and administrative.

g)	Reclassification of $37.4 million of Depreciation and amortization expenses to Depreciation, and reclassification of $29.1 million of Depreciation and amortization expenses to Amortization.

c)	Refer to the table below for a summary of adjustments made to present Kodiak’s condensed consolidated statement of operations for the three months ended March 31, 2026 to conform with QXO:

Kodiak Historical Condensed Consolidated Statements of Operations Line Items	QXO, Inc. Condensed Consolidated Statements of Operations Line Items	Kodiak for the Three Months Ended March 31, 2026	Reclassification		Kodiak Reclassified for the Three Months Ended March 31, 2026
Salaries and wages		$62.3	$(62.3)	(a)	$—
Selling, general, and administrative expenses	Selling, general and administrative	28.7	89.2	(a), (b), (c), (d), (e), (f)	117.9
Taxes and benefits		14.5	(14.5)	(b)	—
Rent		10.2	(10.2)	(c)	—
Strategic development expenses		2.3	(2.3)	(d)	—
Gain on disposal of assets		(0.1)	0.1	(e)	—
Depreciation and amortization		15.7	(15.7)	(f)	—
	Depreciation	—	9.5	(f)	9.5
	Amortization	—	6.2	(f)	6.2

a)	Reclassification of $62.3 million of Salaries and wages to Selling, general and administrative.

b)	Reclassification of $14.5 million of Taxes and benefits to Selling, general and administrative.

c)	Reclassification of $10.2 million of Rent to Selling, general and administrative.

d)	Reclassification of $2.3 million of Strategic development expenses to Selling, general and administrative.

e)	Reclassification of $0.1 million of Gain on disposal of assets to Selling, general and administrative.

f)	Reclassification of $9.5 million of Depreciation and amortization expenses to Depreciation, and reclassification of $6.2 million of Depreciation and amortization expenses to Amortization.

d)	Kodiak preliminary purchase price allocation

The following table summarizes the preliminary aggregate acquisition consideration for the Kodiak Acquisition as of March 31, 2026:

Amount
Cash purchase price (i)	$2,002.4
QXO consideration shares issued (ii)	255.5
Preliminary aggregate acquisition consideration (iii)	$2,257.9

(i)	The cash paid by QXO includes the settlement of Kodiak’s term loan, borrowings under revolving lines of credit and notes payable of $1,487.2 million, $15.0 million and $0.4 million, respectively, and accrued interest expense of $0.3 million as of March 31, 2026. The remainder of the $2.0 billion cash purchase price represents cash paid to Kodiak shareholders.

(ii)	The QXO share consideration component of the preliminary aggregate acquisition consideration is based on 13,157,895 shares of outstanding QXO common stock issued to Kodiak at a per share price of $19.42, which was based on the QXO share price as of the Kodiak Closing Date.

(iii)	No impact is reflected for customary working capital adjustments herein, as such amounts are not estimable at this time.

Preliminary Aggregate Acquisition Consideration Allocation for the Kodiak Acquisition

The accounting for the Kodiak Acquisition, including the preliminary aggregate acquisition consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon a preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Kodiak, QXO used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. QXO expects to use widely accepted income-based, market-based, or cost-based valuation approaches upon finalization of purchase accounting for the Kodiak Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that QXO believes are reasonable under the circumstances. The purchase price adjustments relating to the Kodiak and QXO unaudited pro forma combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. For purposes of the unaudited pro forma combined financial information, adjustments were recorded primarily to Intangibles, Goodwill and Deferred income tax liabilities. QXO will continue to analyze the purchase price allocation in the future with regard to items such as favorable/unfavorable leases and property and equipment, among others. Additionally, in connection with the Kodiak Acquisition, QXO has agreed to provide incremental consideration to the sellers of Kodiak if certain criteria are met with regard to the tax deductibility of items such as net operating loss carryforwards and other potential tax deductions if recognized by QXO during the first two taxable years following the closing. Management is unable to estimate the amount of such potential future tax deductions at this time and, as such, no adjustment has been made to the unaudited pro forma combined financial information for this item.

The following table summarized the preliminary aggregate acquisition consideration allocation, as if the Kodiak Acquisition had been completed on March 31, 2026.

Preliminary Allocation
Assets:
Cash and cash equivalents	$15.8
Accounts receivable	213.8
Inventories	213.3
Vendor rebates receivable	8.8
Income tax receivable	19.7
Prepaid expenses and other current assets	16.8
Property and equipment	134.7
Goodwill (i)	1,136.9
Intangibles (ii)	870.0
Operating lease right-of-use assets	170.1
Other assets	4.2
Liabilities:
Accounts payable	(132.5)
Accrued expenses	(51.4)
Current portion of operating lease liabilities	(26.9)
Current portion of finance lease liabilities	(1.9)
Deferred income tax liabilities (iii)	(182.8)
Operating lease liabilities	(143.2)
Finance lease liabilities	(7.4)
Other long-term liabilities	(0.1)
Preliminary aggregate acquisition consideration	$2,257.9

(i)	Goodwill represents excess of the estimated aggregate acquisition consideration over the preliminary fair value of the underlying Kodiak assets acquired and liabilities assumed.
(ii)	Preliminary identifiable intangible assets in the unaudited pro forma combined financial information consist of the following:

	Preliminary Fair Value	Estimated Useful Life in Years
Preliminary fair value of intangible assets acquired:
Trade names	$70.0	5
Customer relationships	$800.0	10

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in amortization expense of approximately $9.4 million for the year ended December 31, 2025 and $2.4 million for the three months ended March 31, 2026. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Kodiak Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(iii)	Deferred tax liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation. The deferred tax liability was derived using a statutory tax rate of 26.0%.

(e)	Adjustments included in the Kodiak Acquisition Transaction Accounting Adjustments column and the Kodiak Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined condensed balance sheet as of March 31, 2026 are as follows:

(I)	Reflects the adjustment to Cash and cash equivalents.

As of March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Cash purchase consideration for the Kodiak Acquisition	$(2,002.4)
Pro forma Kodiak Acquisition transaction accounting adjustment to Cash and cash equivalents	$(2,002.4)
Cash proceeds from Kodiak Series C Preferred Stock Issuance	$2,000.0
Commitment fees remaining to be paid for the Kodiak Series C Preferred Stock Issuance (i)	(1.8)
Issuance fees from the Kodiak Series C Preferred Stock Issuance	(6.7)
Pro forma Kodiak Acquisition financing transaction accounting adjustment to Cash and cash equivalents	$1,991.5

(i)	This reflects a corresponding decrease to accrued expenses for the portion of commitment fees for the Kodiak Series C Preferred Stock Issuance accrued as of March 31, 2026.

(II)	Preliminary goodwill adjustment which represents the elimination of historical goodwill and excess of the aggregate acquisition consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

As of March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Elimination of Kodiak historical goodwill	$(249.7)
Goodwill per purchase price allocation (Note 3 (d))	1,136.9
Net pro forma Kodiak Acquisition transaction accounting adjustment to Goodwill	$887.2

(III)	Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting.

As of March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Elimination of Kodiak historical intangible assets	$(105.3)
Preliminary fair value of acquired intangibles (Note 3 (d))	870.0
Net pro forma Kodiak Acquisition transaction accounting adjustment to Intangibles, net	$764.7

(IV)	Reflects the preliminary purchase accounting adjustment to remeasure the operating lease right-of-use asset.

As of March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Kodiak historical operating lease right-of-use assets	$(159.5)
Kodiak historical operating lease liabilities	170.1
Net pro forma Kodiak Acquisition transaction accounting adjustment to Operating lease right-of-use assets, net	$10.6

(V)	Represents the adjustment to deferred tax liability of $182.8 million, net of a historical Kodiak deferred tax asset that was re-valued in the preliminary acquisition accounting for the Kodiak Acquisition, associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets. These adjustments were based on the applicable statutory tax rate of 26.0% with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma combined financial information are estimated, the rate will likely vary from the actual effective rate in periods subsequent to completion of the Kodiak Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(VI)	Reflects the write-off of Kodiak’s accrued interest as of March 31, 2026 and the accrual of estimated transaction costs incurred by QXO subsequent to March 31, 2026 to consummate the Kodiak Acquisition:

As of March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Write-off of Kodiak historical accrued interest	$(0.3)
Estimated transaction costs incurred by QXO related to Kodiak Acquisition	5.4
Net pro forma Kodiak Acquisition transaction accounting adjustment to Accrued expenses	$5.1

(VII)	Reflects the impact of the settlement of Kodiak’s historical debt balances as of March 31, 2026:

	Current portion of long-term debt	Long term debt	Borrowings under revolving lines of credit	Total
Pro forma Kodiak Acquisition transaction accounting adjustments:
Settlement of historical Kodiak term loan	$(16.4)	$(1,470.4)	$—	$(1,486.8)
Settlement of historical Kodiak borrowings under revolving lines of credit	—	—	(15.0)	(15.0)
Settlement of historical Kodiak notes payable	(0.4)	—	—	(0.4)
Removal of unamortized debt discount/premium and debt issuance costs	—	15.1	—	15.1
Net pro forma Kodiak Acquisition transaction accounting adjustments to debt	$(16.8)	$(1,455.3)	$(15.0)	$(1,487.1)

(VIII)	Reflects adjustments to Mezzanine equity and Stockholders’ equity as of March 31, 2026:

	Mezzanine equity	Common stock	Preferred equity	Additional paid-in capital	Accumulated Deficit	Accumulated other comprehensive loss
Pro forma Kodiak Acquisition transaction accounting adjustments:
Elimination of Kodiak’s historical equity	$—	$—	$—	$(188.3)	$888.3	$—
QXO transaction costs (i)	—	—	—	—	(5.4)	—
Merger consideration	—	—	—	255.5	—	—
Net pro forma Kodiak Acquisition transaction accounting adjustments to stockholders’ equity	$—	$—	$—	$67.2	$882.9	$—
Pro forma Kodiak Acquisition financing transaction accounting adjustments:
Kodiak Series C Preferred Stock Issuance (ii)	$2,000.0	$—	$—	$—	$—	$—
Series C Preferred Stock commitment fees (iii)	(31.5)	—	—	31.5	—	—
Kodiak Series C Preferred Stock issuance fees (iv)	(6.7)	—	—	—	—	—
Net pro forma Kodiak Acquisition financing transaction accounting adjustments to mezzanine equity and stockholders’ equity	$1,961.8	$—	$—	$31.5	$—	$—

(i)	These costs consist of estimated financial advisory, legal advisory, accounting and consulting costs of QXO expected to be incurred subsequent to March 31, 2026. For the three months ended March 31, 2026, there were $8.1 million of transaction costs related to the Kodiak Acquisition.

(ii)	For purposes of the unaudited pro forma combined financial information, management assumed that the fair value of the Series C Preferred Stock issued in the Kodiak Series C Preferred Stock Issuance equals the gross cash proceeds of $2.0 billion.

(iii)	The $31.5 million adjustment represents a reclassification from additional paid-in capital to mezzanine equity to present the pro rata portion of fees paid prior to March 31, 2026 for the commitment to issue the Series C Preferred Stock to investors upon a Qualifying Acquisition.

(iv)	The $6.7 million adjustment represents fees incurred in connection with the Kodiak Series C Preferred Stock Issuance, which are recorded as a reduction of mezzanine equity.

(f)	Adjustments included in the Kodiak Acquisition Transaction Accounting Adjustments column and the Kodiak Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2025 and for the three months ended March 31, 2026 are as follows:

(I)	Reflects the adjustments to Selling, general and administrative expenses:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Transaction costs incurred by QXO related to the Kodiak Acquisition	$5.4	$—
Net pro forma Kodiak Acquisition transaction accounting adjustment to Selling, general and administrative expenses	$5.4	$—

(II)	Reflects the adjustments to Amortization including the amortization of the estimated fair value of intangibles:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Removal of Kodiak's historical amortization of intangible assets	$(29.1)	$(6.2)
Pro forma annual amortization of intangible assets	94.0	23.5
Net pro forma Kodiak Acquisition transaction accounting adjustment to Amortization	$64.9	$17.3

(III)	Reflects the adjustments to Interest income (expense), net:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma Kodiak Acquisition transaction accounting adjustments:
Removal of Kodiak’s historical interest expense	$126.5	$28.7
Net pro forma Kodiak Acquisition transaction accounting adjustment to Interest income (expense), net	$126.5	$28.7

(IV)	To record the income tax impact of the pro forma adjustments utilizing a statutory tax rate of 26.0% for the year ended December 31, 2025 and for the three months ended March 31, 2026. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the rate will likely vary from the actual effective rate in periods subsequent to completion of the Kodiak Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(V)	As discussed above, the impact of the Kodiak Series C Preferred Stock Issuance has been adjusted within the unaudited pro forma combined statements of operations as if it occurred on January 1, 2025 in the calculation of Net income (loss) attributable to common stockholders. To reflect the terms of the Kodiak Series C Preferred Stock Issuance for the entirety of 2025 and the three months ended March 31, 2026, Net income (loss) attributable to common stockholders was adjusted by $95.0 million and $23.8 million, respectively, to reflect an assumed cash payment based on the 4.75% dividend rate on the Series C Preferred Stock. Note that QXO has the option to pay the dividend in cash, in kind, or in the form of QXO common stock. For purposes of the unaudited pro forma financial information, QXO assumed that the dividend was paid in cash. Refer to Note 2 - Adjustments for the Beacon Acquisition and May 2025 Equity Financing for further information regarding the adjustment to Net income (loss) attributable to common stockholders related to the May 2025 Equity Financing.

Note 4 – TopBuild Reclassification Adjustments

Following the TopBuild Acquisition, QXO is retaining its existing financial statement line-item classification. As such, certain reclassification adjustments have been made to conform TopBuild’s historical financial statement presentation to QXO’s financial statement presentation.

(a)	Refer to the table below for a summary of adjustments made to TopBuild’s historical condensed consolidated balance sheet as of March 31, 2026 to conform with QXO:

TopBuild Historical Condensed Consolidated Balance Sheet Line Items	QXO, Inc. Condensed Consolidated Balance Sheet Line Items	TopBuild as of March 31, 2026	Reclassification		TopBuild Reclassified as of March 31, 2026
Long-term portion of insurance reserves		$58.6	$(58.6)	(a)	$—
	Other long-term liabilities	1.8	58.6	(a)	60.4

a)	Reclassification of $58.6 million of Long-term portion of insurance reserves to Other long-term liabilities.

(b)	Refer to the table below for a summary of adjustments made to present TopBuild’s historical consolidated statement of operations for the year ended December 31, 2025 to conform with QXO:

TopBuild Historical Consolidated Statements of Operations Line Items	QXO, Inc. Consolidated Statements of Operations Line Items	TopBuild for the Year Ended December 31, 2025	Reclassification		TopBuild Reclassified for the Year Ended December 31, 2025
Selling, general, and administrative expenses	Selling, general and administrative	$777.0	$(107.4)		$669.6
	Depreciation	—	12.1		12.1
	Amortization	—	95.3		95.3
Interest expense	Interest income (expense), net	(103.8)	15.2	(a)	(88.6)
Other, net	Other income (expense), net	15.4	(15.2)	(a)	0.2

a)	Reclassification of $15.2 million of interest income recorded in Other, net to Interest income (expense), net.

(c)	Refer to the table below for a summary of adjustments made to present TopBuild’s historical condensed consolidated statement of operations for the three months ended March 31, 2026 to conform with QXO:

TopBuild Historical Condensed Consolidated Statements of Operations Line Items	QXO, Inc. Condensed Consolidated Statements of Operations Line Items	TopBuild for the Three Months Ended March 31, 2026	Reclassification		TopBuild Reclassified for the Three Months Ended March 31, 2026
Selling, general, and administrative expenses	Selling, general and administrative	$225.2	$(39.8)		$185.4
	Depreciation	—	3.9		3.9
	Amortization	—	35.9		35.9
Interest expense	Interest income (expense), net	(36.6)	1.2	(a)	(35.4)
Other, net	Other income (expense), net	1.3	(1.2)	(a)	0.1

a)	Reclassification of $1.2 million of interest income recorded in Other, net to Interest income (expense), net.

Note 5 – Preliminary purchase price allocation for TopBuild Acquisition

Preliminary Aggregate Acquisition Consideration

The following table summarizes the preliminary aggregate acquisition consideration for the TopBuild Acquisition as of March 31, 2026:

Amount
Estimated cash paid for outstanding TopBuild common stock (i)	$6,368.1
Estimated QXO consideration shares issued (ii)	5,740.9
Estimated converted equity awards attributable to pre-combination service (iii)	26.2
Estimated repayment of TopBuild debt, including accrued interest and breakage fees (iv)	2,898.4
Preliminary estimated aggregate acquisition consideration (v)	$15,033.6

(i)	The cash component of the preliminary estimated aggregate consideration is based on 12.6 million shares of outstanding common stock of TopBuild being exchanged as of May 11, 2026 and the $505.00 per share TopBuild Cash Consideration. The 12.6 million shares represents 45% of the total outstanding shares of common stock of TopBuild of 28.0 million.

(ii)	The TopBuild Stock Consideration component of the preliminary aggregate acquisition consideration is based on 311.3 million shares of outstanding QXO common stock issued to TopBuild stockholders at a per share price of $18.44, which was based on the QXO share price as of May 11, 2026. The 311.3 million shares represents 55% of the total outstanding common stock of TopBuild of 28.0 million multiplied by the TopBuild Stock Consideration exchange ratio.

(iii)	As discussed in “Description of the TopBuild Acquisition”, certain equity awards of TopBuild will be replaced by QXO’s equity awards with similar terms (and, with respect to each TopBuild PSU, with the performance-based vesting condition deemed satisfied at target and being converted into an award of QXO restricted stock units for which vesting is based solely on service-based conditions). This amount represents the estimated consideration for replacement of TopBuild’s equity awards. A portion of the fair value of QXO’s equity awards issued represents consideration transferred, while the remaining portion represents compensation expense based on the vesting terms of the converted awards. This includes estimated cash paid by QXO of $1.8 million to settle TopBuild RSUs for non-employee members of the TopBuild Board of Directors (the “TopBuild Board”), which are accelerated in full, cancelled and paid in either TopBuild Cash Consideration or TopBuild Stock Consideration at the election of the holder. For the purposes of the unaudited pro forma financial information, we have assumed that all non-employee members of the TopBuild Board have elected to receive the TopBuild Cash Consideration. This also includes an estimated $16.5 million of consideration for TopBuild Options that were not yet exercised and will be cancelled and converted into the right to receive shares of QXO common stock, determined in accordance with the terms of the TopBuild Merger Agreement. The estimated value is based on the QXO share price of $18.44 per share. The final value will be impacted by changes in the price of QXO common stock and the number of TopBuild awards outstanding at the actual date of the closing of the TopBuild Acquisition.

(iv)	The estimated cash paid by QXO to repay TopBuild’s term loan and senior notes as of March 31, 2026 of $1,206.3 million and $1,650.0 million, respectively. Additionally, accrued interest expense of $25.6 million as of March 31, 2026 and an estimated breakage fee of $16.5 million is estimated to be paid for early repayment of TopBuild’s debt. The actual treatment of such debt may vary and a portion thereof could be assumed.

(v)	No impact is reflected for customary working capital adjustments herein, as such amounts are not estimable at this time.

The preliminary estimated merger consideration for the TopBuild Acquisition could significantly differ from the amounts presented due to movements in the price of QXO common stock up to the closing date of the TopBuild Acquisition (the “TopBuild Closing Date”). A sensitivity analysis related to the fluctuation of the price of shares of QXO common stock was performed to assess the impact a hypothetical change of 15% on the closing price of the QXO common stock would have on the preliminary estimated merger consideration for the TopBuild Acquisition as of the assumed TopBuild Closing Date (in millions, other than share price):

	Share price	Fair value of QXO common stock issued to TopBuild
Share price considered	$18.44	$5,740.9
15% increase	$21.21	$6,602.0
15% decrease	$15.67	$4,879.8

Preliminary Aggregate Acquisition Consideration Allocation for the TopBuild Acquisition

The accounting for the TopBuild Acquisition, including the preliminary aggregate acquisition consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon a preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of TopBuild, QXO used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. QXO expects to use widely accepted income-based, market-based, or cost-based valuation approaches upon finalization of purchase accounting for the TopBuild Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that QXO believes are reasonable under the circumstances. The purchase price adjustments relating to TopBuild and QXO combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. For purposes of the unaudited pro forma combined financial information, adjustments were recorded primarily to property and equipment, intangibles, goodwill and deferred income tax liabilities. QXO will continue to analyze the purchase price allocation in the future with regard to items such as favorable/unfavorable leases and inventory, among others.

The following table summarized the preliminary aggregate acquisition consideration allocation, as if the acquisition had been completed on March 31, 2026:

Preliminary Allocation
Assets:
Cash and cash equivalents	$268.8
Accounts receivable	930.5
Inventories	515.2
Prepaid expenses and other current assets	42.2
Property and equipment	361.4
Goodwill (i)	9,046.4
Intangibles (ii)	6,330.0
Operating lease right-of-use assets	277.4
Other assets	10.6
Liabilities:
Accounts payable	(471.2)
Accrued expenses	(226.4)
Current portion of operating lease liabilities	(87.3)
Current portion of finance lease liabilities	(6.6)
Deferred income tax liabilities (iii)	(1,695.9)
Operating lease liabilities	(190.1)
Finance lease liabilities	(11.0)
Other long-term liabilities	(60.4)
Preliminary aggregate acquisition consideration	$15,033.6

(i)	Goodwill represents excess of the estimated aggregate acquisition consideration over the preliminary fair value of the underlying TopBuild assets acquired and liabilities assumed.

(ii)	Preliminary identifiable intangible assets in the unaudited pro forma combined financial information consist of the following:

	Preliminary Fair Value	Estimated Useful Life in Years
Preliminary fair value of intangible assets acquired:
Trade names and customer trademarks	$230.0	5
Customer relationships	$6,100.0	10

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in amortization expense of approximately $65.6 million and $16.4 million for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the TopBuild Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(iii)	Deferred tax liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation. The deferred tax liability was derived using a statutory tax rate of 26.0%.

Note 6 – Adjustments to the Unaudited Pro Forma Combined Balance Sheet for the TopBuild Acquisition

Adjustments included in the TopBuild Acquisition Transaction Accounting Adjustments column and the TopBuild Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined balance sheet as of March 31, 2026 are as follows:

(a)	Reflects the adjustment to Cash and cash equivalents:

As of March 31, 2026
Pro forma TopBuild Acquisition transaction accounting and financing transaction adjustments:
Estimated cash paid for outstanding TopBuild common stock (i)	$(6,368.1)
Estimated cash paid for TopBuild Board RSAs (ii)	(1.8)
Estimated payment of TopBuild debt, including accrued interest and breakage fees (iii)	(2,898.4)
Pro forma TopBuild Acquisition transaction accounting adjustment to Cash and cash equivalents	$(9,268.3)
Estimated cash proceeds from the TopBuild Series C Preferred Stock Issuance	$1,000.0
Estimated issuance fees from the TopBuild Series C Preferred Stock Issuance	(3.3)
Estimated proceeds from the issuance of TopBuild Debt Financings	6,000.0
Estimated discount on New Term Loan Facility	(15.0)
Estimated issuance fees from the TopBuild Debt Financings	(83.8)
Pro forma TopBuild Acquisition financing transaction accounting adjustment to Cash and cash equivalents	$6,897.9

(i)	The cash component of the preliminary estimated aggregate acquisition consideration is based on 12.6 million shares of outstanding common stock of TopBuild being exchanged as of May 11, 2026 and the $505.00 per share TopBuild Cash Consideration. The 12.6 million shares represents 45% of the total outstanding shares of common stock of TopBuild of 28.0 million.

(ii)	The estimated cash paid by QXO to settle TopBuild RSAs for non-employee members of the TopBuild Board, which are accelerated in full, cancelled and assumed to be paid in cash for $505.00 per share.

(iii)	The estimated cash paid by QXO to repay TopBuild’s term loan and senior notes of $1,206.3 million, and $1,650.0 million, respectively. Additionally, accrued interest expense of $25.6 million and an estimated breakage fee of $16.5 million are estimated to be paid for early repayment of TopBuild’s debt. The actual treatment of such debt may vary and a portion thereof could be assumed.

(b)	Reflects the preliminary purchase accounting adjustment for estimated property and equipment based on the acquisition method of accounting:

As of March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Elimination of TopBuild’s historical net book value of property and equipment, including finance leases	$(286.5)
Preliminary fair value of acquired property and equipment, including finance leases (Note 5)	361.4
Net pro forma TopBuild Acquisition transaction accounting adjustment to Property and equipment, net	$74.9

(c)	Preliminary goodwill adjustment, which represents the elimination of historical goodwill and excess of the aggregate acquisition consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed:

As of March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Elimination of TopBuild’s historical goodwill	$(3,070.9)
Preliminary goodwill per purchase price allocation (Note 5)	9,046.4
Net pro forma TopBuild Acquisition transaction accounting adjustment to Goodwill	$5,975.5

(d)	Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting:

As of March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Elimination of TopBuild’s historical intangible assets	$(1,325.0)
Preliminary fair value of acquired intangibles (Note 5)	6,330.0
Net pro forma TopBuild Acquisition transaction accounting adjustment to Intangibles, net	$5,005.0

(e)	Reflects the preliminary purchase accounting adjustment to remeasure the operating lease right-of-use asset:

As of March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
TopBuild historical operating lease right-of-use assets	$(261.5)
TopBuild historical operating lease liabilities	277.4
Net pro forma TopBuild Acquisition transaction accounting adjustment to Operating lease right-of-use assets, net	$15.9

(f)	Represents the adjustment to deferred income tax liabilities of $1,300.1 million, net of a historical TopBuild deferred tax liability that was re-valued in the preliminary acquisition accounting for the TopBuild Acquisition, associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets and property and equipment. These adjustments were based on the applicable statutory tax rate of 26.0% with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma combined financial information are estimated, the rate will likely vary from the actual effective rate in periods subsequent to completion of the TopBuild Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(g)	Reflects the removal of TopBuild’s accrued interest as of March 31, 2026 and the accrual of estimated transaction costs incurred by QXO subsequent to March 31, 2026 to consummate the TopBuild Acquisition:

As of March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Removal of TopBuild historical accrued interest	$(25.6)
Estimated transaction costs incurred by QXO related to TopBuild Acquisition	54.8
Net pro forma TopBuild Acquisition transaction accounting adjustment to Accrued expenses	$29.2

(h)	Reflects the impact of the repayment of TopBuild’s historical debt balances and impact of the TopBuild Debt Financings. The terms of the New Term Loan Facility, the Senior Unsecured Bridge Facilities and/or the Permanent Financing are subject to change and will be finalized prior to the closing of the TopBuild Acquisition, and the pro forma adjustments may change accordingly. QXO does not currently expect to draw on the Senior Unsecured Bridge Facilities and intends to replace the Senior Unsecured Bridge Facilities with the Permanent Financing; accordingly, the principal amounts, financing fees and related interest expense reflected herein are estimated to approximate the principal amount, fees and interest expense expected to be incurred in connection with the Permanent Financing. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. The adjustment to current and long-term debt as of March 31, 2026, is comprised of the following items:

	Current portion of long-term debt	Long term debt	Total
Pro forma TopBuild Acquisition transaction accounting adjustments:
Repayment of historical TopBuild term loan	$(62.5)	$(1,143.8)	$(1,206.3)
Repayment of historical TopBuild senior notes	—	(1,650.0)	(1,650.0)
Unamortized debt discount/premium and debt issuance costs	—	23.9	23.9
Net pro forma TopBuild Acquisition transaction accounting adjustments to debt	$(62.5)	$(2,769.9)	$(2,832.4)
Pro forma TopBuild Acquisition financing transaction accounting adjustments:
New Term Loan Facility	$30.0	$2,970.0	$3,000.0
Estimated discount on New Term Loan Facility	—	(15.0)	(15.0)
Permanent Financing	—	3,000.0	3,000.0
Debt issuance costs related to New Term Loan Facility	—	(40.0)	(40.0)
Debt issuance costs related to Permanent Financing	—	(43.8)	(43.8)
Net pro forma TopBuild Acquisition financing transaction accounting adjustments to current portion of long-term debt and long-term debt	$30.0	$5,871.2	$5,901.2

(i)	Reflects adjustments to Mezzanine equity and Stockholders’ equity as of March 31, 2026:

	Mezzanine equity	Common stock	Treasury Stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss
Pro forma TopBuild Acquisition transaction accounting adjustments:
Elimination of TopBuild’s historical equity	$—	$(0.4)	$2,142.2	$(950.3)	$(3,620.1)	$24.2
QXO transaction costs (i)	—	—	—	—	(54.8)	—
Merger consideration	—	—	—	5,765.3	—	—
Net pro forma TopBuild Acquisition transaction accounting adjustments to stockholders’ equity	$—	$(0.4)	$2,142.2	$4,815.0	$(3,674.9)	$24.2
Pro forma TopBuild Acquisition financing transaction accounting adjustments:
TopBuild Series C Preferred Stock Issuance (ii)	$1,000.0	$—	$—	$—	$—	$—
Series C Preferred Stock commitment fees (iii)	(15.8)	—	—	15.8	—	—
TopBuild Series C Preferred Stock Issuance estimated issuance fees (iv)	(3.3)	—	—	—	—	—
Net pro forma TopBuild Acquisition financing transaction accounting adjustments to mezzanine equity and stockholders’ equity	$980.9	$—	$—	$15.8	$—	$—

(i)	These costs consist of estimated financial advisory, legal advisory, accounting and consulting costs of QXO expected to be incurred subsequent to March 31, 2026.

(ii)	For purposes of the unaudited pro forma combined financial information, management assumed that the fair value of the Series C Preferred Stock to be issued in the TopBuild Series C Preferred Stock Issuance equals the gross cash proceeds of $1.0 billion.

(iii)	The $15.8 million adjustment represents a reclassification from additional paid-in capital to mezzanine equity to present the pro rata portion of fees paid prior to March 31, 2026 by QXO for the commitment to issue the Series C Preferred Stock to investors upon a Qualifying Acquisition.

(iv)	The $3.3 million adjustment represents estimated fees incurred in connection with the TopBuild Series C Preferred Stock Issuance, which are recorded as a reduction to mezzanine equity.

Note 7 – Adjustments to the Unaudited Pro Forma Combined Statements of Operations for the TopBuild Acquisition

Adjustments included in the TopBuild Acquisition Transaction Accounting Adjustments column and the TopBuild Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2025 and for the three months ended March 31, 2026 are as follows:

(a)	Reflects the incremental adjustments to Cost of products sold relating to the remeasurement of Property and equipment, net to fair value:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Removal of TopBuild's historical depreciation of property and equipment	$(62.0)	$(16.5)
Pro forma depreciation of property and equipment	84.1	21.0
Net pro forma TopBuild Acquisition transaction accounting adjustment to Depreciation	$22.1	$4.5

(b)	Reflects the adjustments to Selling, general and administrative expenses:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Estimated transaction costs incurred by QXO related to the TopBuild Acquisition (i)	$54.8	$—
Removal of historical TopBuild stock-compensation expense for replacement equity awards	(16.6)	(4.6)
Record pro-forma stock-based compensation expense for replacement equity awards	19.9	3.3
Net pro forma TopBuild Acquisition transaction accounting adjustment to Selling, general and administrative expenses	$58.1	$(1.3)

(i)	Represents additional transaction costs to be incurred by QXO subsequent to March 31, 2026. These costs will not affect QXO’s combined statement of operations beyond twelve months after the acquisition date. TopBuild’s expected transaction costs of $135.0 million are not included in the unaudited pro forma combined statement of operations.

(c)	Reflects the incremental adjustments to Depreciation relating to the remeasurement of Property and equipment, net to fair value:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Removal of TopBuild's historical depreciation of property and equipment	$(12.1)	$(3.9)
Pro forma depreciation of property and equipment	16.4	5.0
Net pro forma TopBuild Acquisition transaction accounting adjustment to Depreciation	$4.3	$1.1

(d)	Reflects the adjustments to Amortization for the estimated fair value of intangibles:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Removal of TopBuild's historical amortization of intangible assets	$(95.3)	$(35.9)
Pro forma amortization of intangible assets	656.0	164.0
Net pro forma TopBuild Acquisition transaction accounting adjustment to Amortization	$560.7	$128.1

(e)	Reflects the adjustments to Interest income (expense), net:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma TopBuild Acquisition transaction accounting adjustments:
Removal of TopBuild historical interest expense (i)	$103.8	$36.6
Net pro forma TopBuild acquisition transaction accounting adjustment to Interest income (expense), net	$103.8	$36.6
Pro forma TopBuild Acquisition financing transaction accounting adjustments:
New interest expense on transaction financing for TopBuild Acquisition:
New Term Loan Facility (ii)	$(176.2)	$(43.9)
Permanent Financing (ii)	(215.5)	(53.9)
Net pro forma TopBuild Acquisition financing transaction accounting adjustments to Interest income (expense), net	$(391.7)	$(97.8)

(i)	This pro forma acquisition transaction accounting adjustment reflects the removal of historical interest expense associated with TopBuild’s existing indebtedness, which management assumes will be extinguished upon consummation of the TopBuild Acquisition. The TopBuild Acquisition will be partially funded by QXO’s historical cash on hand. QXO’s historical interest income has not been removed as a pro forma adjustment herein. QXO’s interest income in future periods may be materially lower than the amounts recognized for the year ended December 31, 2025 and for three months ended March 31, 2026.

(ii)	The new interest expense on TopBuild Acquisition financing transaction accounting adjustments included in the unaudited pro forma combined statements of operations reflect the interest expense and amortization of debt issuance costs associated with the TopBuild Debt Financings. Adjustments reflect a blended interest rate as of March 31, 2026 at an assumed rate of 6.33% per annum for the New Term Loan Facility and the Permanent Financing.

A sensitivity analysis on interest expense for the year ended December 31, 2025 and the three months ended March 31, 2026 has been performed to assess the effect of a 0.125% change of the hypothetical interest on the TopBuild Debt Financings as the terms of the TopBuild Debt Financings are subject to change and will be finalized prior to the closing of the TopBuild Acquisition. Management is also presenting an additional sensitivity analysis on interest expense to assess the effect of a 1% change of the hypothetical interest on the TopBuild Debt Financings. The following table shows the change in the interest expense for TopBuild Debt Financings described above:

	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Interest expense impact assuming:
Increase of 0.125%	$7.4	$1.9
Decrease of 0.125%	$(7.5)	$(1.8)
Increase of 1.0%	$59.6	$14.9
Decrease of 1.0%	$(59.7)	$(14.8)

(f)	To record the income tax impact of the pro forma adjustments utilizing a statutory tax rate of 26.0% for both the year ended December 31, 2025 and the three months ended March 31, 2026. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the rate will likely vary from the actual effective rate in periods subsequent to completion of the TopBuild Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(g)	As discussed above, the impact of the TopBuild Series C Preferred Stock Issuance has been adjusted within the unaudited pro forma combined statements of operations as if it occurred on January 1, 2025 in the calculation of Net income (loss) attributable to common stockholders. To reflect the terms of the Series C Preferred Stock for the year ended December 31, 2025 and the three months ended March 31, 2026, Net income (loss) attributable to common stockholders was adjusted by $47.5 million and $11.9 million, respectively, to reflect an assumed cash payment based on the 4.75% dividend rate on the Series C Preferred Stock to be issued in the TopBuild Series C Preferred Stock Issuance. Note that QXO has the option to pay the dividend in cash, in kind, or in the form of QXO common stock. For the purposes of the unaudited pro forma financial information, QXO assumed that the dividend was paid in cash.

Note 8 – Pro Forma Earnings Per Share

The pro forma basic and diluted weighted-average shares outstanding are a combination of historical weighted-average shares outstanding of QXO common stock and adjustments to reflect the impact of the Transactions for the entirety of the year ended December 31, 2025 and the three months ended March 31, 2026. This resulted in an increase to weighted-average shares outstanding as a result of the issuance of QXO common stock from the Beacon Acquisition Equity Financings, May 2025 Equity Financing, June 2025 Equity Financing, and January 2026 Equity Financing, as well as equity issued in connection with the Kodiak Acquisition and TopBuild Acquisition. Further, in connection with the Beacon Acquisition and the TopBuild Acquisition, QXO agreed to convert certain equity awards held by Beacon employees and TopBuild employees, respectively, into QXO equity awards, which increased pro forma weighted average shares outstanding as these awards are assumed to have vested during the periods presented in the pro forma combined financial information. The pro forma basic and diluted weighted average shares outstanding are as follows:

(millions of shares)	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Pro forma basic and diluted weighted-average shares:
Historical QXO weighted-average shares outstanding – basic and diluted	613.0	744.4
Financing adjustment – Beacon Acquisition Equity Financings	34.5	—
Financing adjustment – May 2025 Equity Financing (Note 2(g))	21.4	—
Financing adjustment – June 2025 Equity Financing	44.1	—
Financing adjustment – January 2026 Equity Financing	31.6	6.7
Kodiak consideration shares issued (Note 3)	13.2	13.2
Beacon replacement awards vesting and Option Exercises	2.2	1.0
TopBuild Stock Consideration (Note 5)	311.3	311.3
TopBuild replacement awards vesting	0.4	0.6
Pro forma weighted-average shares - basic and diluted (i)	1,071.7	1,077.2

(i)	As described in the “Description of the TopBuild Acquisition,” QXO may increase the Maximum Stock Election Number if upon receipt of the TopBuild stockholders’ elections, the TopBuild Stock Consideration elections are in excess of 55%. For each 5% increase in the TopBuild Stock Consideration, an additional 28.3 million shares of QXO common stock will be issued to TopBuild stockholders.

The following table summarizes securities that, if exercised, would have an antidilutive effect on diluted loss per share attributable to the common stockholder:

(millions of shares)	For the Year Ended December 31, 2025	For the Three Months Ended March 31, 2026
Stock-based awards	23.5	25.6
Warrants	219.0	219.0
Convertible Preferred Stock	219.0	219.0
Mandatory Convertible Preferred Stock	32.7	28.4
Series C Preferred Stock	129.0	129.0
Total potential dilutive securities not included in loss per common share	623.2	621.0